NASD

                               SECURED DEMAND NOTE
                              COLLATERAL AGREEMENT
                               FOR EQUITY CAPITAL


                                      SL-6


                               AGREEMENT BETWEEN:


Lender      Eric Broadley
            --------------------------------------------------------------------
                                          (Name)


            Giebe Road St. Peters Mill
            --------------------------------------------------------------------
                                     (Street Address)


Huntington                      Cambridgeshire                  PE 18705 ENGLAND
- ------------------------        --------------                  ----------------
         (City)                     (State)                           (Zip)


                                       AND


Broker-Dealer    A.R. Baron & Co., Inc.
                 ---------------------------------------------------------------
                                          (Name)


                 153 East 53rd Street
                 ---------------------------------------------------------------
                                        (Street Address)



New York                        New York                        10022
- --------------                ------------                  --------------
    (City)                      (State)                         (Zip)


NASD ID NO:
             -------------------------------------------------------------------
Date Filed:
             -------------------------------------------------------------------

                                      NASD

                         SECURED DEMAND NOTE COLLATERAL
                          AGREEMENT FOR EQUITY CAPITAL


          AGREEMENT  dated  September 4, 1995 to be effective  September 4, 1995
between  Eric  Broadley  (the   "Lender")  and  A.R.   Baron  &  Co.  Inc.  (the
"Broker-Dealer").

          Subject to the terms and conditions hereinafter set forth, the Broker-Dealer promises to return to the Lender or assigns, on September 4, 1998 (the "Scheduled Maturity Date")(the last day of a month at least three years from the date hereof) at the principal office of the Broker- Dealer the Note and Collateral as defined herein, and interest payable Quarterly at the rate of 10% percent per annum from the effective date of this Agreement, which date shall be the date so agreed upon by the Lender and the Broker-Dealer unless otherwise determined by the National Association of Securities Dealers, Inc. ("NASD"). This Agreement shall not be considered a satisfactory subordination agreement pursuant to the provisions of 17 CFR 240.15c31d unless and until the NASD has found the Agreement acceptable and such Agreement has become effective in the form found acceptable.

          The Lender has executed in favor of you A.R. Baron & Co. Inc. (the Broker-Dealer), a Secured Demand Note of even date in the form of Addendum I hereto. References herein to the "Note" shall be deemed to refer to such Secured Demand Note and to any Note substituted therefor in accordance with the terms hereof. The unpaid principal amount of the Note is hereinafter referred to as the "Indebtedness".

          As security for the payment of the principal evidenced by the Note, the Lender hereby pledges to the Broker-Dealer the securities and cash, if any, described in Schedule A, attached to the Note, as the same may from time to time be amended in accordance with the terms hereof (the securities from time to time listed in said Schedule are herein referred to as the "Securities" and any securities, cash or other property at any time pledged hereunder are herein referred to as the "Collateral" and shall be subject to the risks of the business). All Securities shall be fully paid for and in bearer form or registered in the name of the Broker-Dealer or its nominee or custodian.

          The Lender irrevocably agrees that the obligations of the Broker-Dealer under this Agreement with respect to the payment of principal and interest shall be and are subordinate in right of payment and subject to the prior payment or provision for payment in full of all claims of all other present and future creditors of the Broker-Dealer arising out of any matter occurring prior to the date on which the related Payment Obligation (as defined herein) matures consistent with the provisions of 17 CFR 240.15c3-1 and 240.15c3-1d except for claims which are the subject of subordination agreements which rank on the same priority as or are junior to the claim of the Lender under such subordination agreements.

I.    OWNERSHIP AND PROPERTY RIGHTS WITH RESPECT TO COLLATERAL
      --------------------------------------------------------

          (a) Subject only to the prior rights of the Broker-Dealer pledgee hereunder and under the Note, until liquidation in accordance with Paragraph III hereof the Lender shall have and retain full legal and beneficial ownership of the Collateral and shall have the benefit of any increases and bear the risk of any decreases in the value of such Collateral. Prior to such liquidation, the Lender shall have the sole right to vote or have the sole right to any income therefrom or distribution thereon by payment of interest or dividends or otherwise, subject however, to the right of the Broker-Dealer to receive and hold as pledgee all dividends payable in securities and all partial and complete liquidating dividends; and shall pay all taxes, assessments or other charges upon or with respect to such Securities or the income therefrom or distributions thereon or the gain or loss of value thereof.

          (b) The Lender, subject to the prior rights of the Broker-Dealer as pledgee, shall have the right to direct the sale of any Securities included in the Collateral, to direct the purchase of securities with any cash included therein, to withdraw excess Collateral or to substitute cash or other securities as Collateral, provided that the net proceeds of any sale and the cash so substituted and the securities so purchased or substituted are held by the Broker-Dealer, as pledgee, and are included within the Collateral to secure payment of the Secured Demand Note, and provided further that no such transactions shall be permitted if, after giving effect thereto, the sum of the amount of any cash, plus the Collateral Value (as defined herein) of the

- -Securities, then pledged as Collateral to secure the Secured Demand Note would be less than the unpaid principal amount of the Secured Demand Note.

II.   CERTAIN RIGHTS OF THE BROKER-DEALER
      -----------------------------------

          The Broker-Dealer, as the holder of the Note and pledgee of the Collateral, shall have the right to:

          (a) Pledge, repledge, hypothecate and re-hypothecate, any or all of the Securities pledged as Collateral to secure the Secured Demand Note, without notice, separately or in common with other securities or property for the purpose of securing any indebtedness of the Broker-Dealer;

          (b) Lend to itself or others any or all of the Securities and cash pledged as Collateral to secure this Secured Demand Note;

          (c) Deposit any cash from time to time pledged as Collateral in an account or accounts in its own name in any bank or trust company, and to hold the Securities in bearer form, in its own name, or in the name of its nominee or custodian; and,

          (d) Liquidate all or any part of the Securities then pledged as Collateral and to apply the net proceeds of such liquidation, together with any cash then included in the Collateral, in payment in whole or in part of the Payment Obligation, if the Note is not paid upon presentment and demand as provided for therein.

III.  INSUFFICIENT COLLATERAL VALUE
      -----------------------------

          If any cash plus Collateral Value of any Securities pledged as collateral to secure this Note is at any time less than the Indebtedness, the Broker-Dealer shall give immediate written notice to the Lender and the NASD, in which event the Lender may at its option:

          (a)(i) Prior to 12 o'clock noon on the business day following the transmittal of such notice, pledge additional Collateral to bring the Collateral Value up to an amount not less than the unpaid principal of the Note; and,

            (ii) Unless such additional Collateral is so pledged prior to 12 o'clock noon of the business day following the transmittal of such notice, the Broker-Dealer shall forthwith sell all or any part of the Collateral for the account of the Lender and apply so much of the proceeds thereof and any cash then included in the Collateral as may be necessary to reduce or eliminate the unpaid principal, provided that the unpaid principal need not be reduced below the sum of any remaining cash plus the Collateral Value of the remaining Securities. The Broker-Dealer shall not purchase for its own account any Securities subject to such a sale.

          (b)(i)(OPTIONAL) With the prior written consent of the NASD and the Broker-Dealer, reduce the unpaid principal amount of the Note by not more than 15 percent of its original principal amount, provided that the Broker-Dealer clearly establishes that its aggregate indebtedness would not, after giving effect to such a reduction, exceed 1000 percent of its net capital as those terms are defined in 17 CFR 240.15c3-1, or if the Broker-Dealer is operating pursuant to paragraph (f) of 17 CFR 240.15c3-1 its net capital would be less than 5 percent of aggregate debit items computed in accordance with 17 CFR 240.15c3-3a, or if registered as a futures commission merchant, 7 percent of the funds required to be segregated pursuant to the Commodity Exchange Act, and the regulations thereunder, (less the market value of commodity options purchased by option customers on or subject to the rules of a contract market, provided, however, the deduction for each option customer shall be limited to the amount of customer funds in such option customer's account,) if greater, and in the event of such reduction, the right of the Lender to withdraw Collateral as provided in paragraph I(b) shall be suspended. The NASD shall not consent to a reduction of the principal amount of this Note, if after giving effect to such net capital would be less than 120 percent of the minimum dollar amount required by 17 CFR 240.15c3-3-1 including paragraph (f), if applicable, or such greater `dollar amount as may be made applicable to the Broker-Dealer by the NASD, or a governmental agency or self-regulatory body having appropriate authority.

IV.   PAYMENT BY LENDER
      -----------------

          Upon payment by the Lender, as distinguished from a reduction by the Lender which is provided in paragraph IIIb(i), or reduction by the Broker-
Dealer as provided for in paragraph V, of all or any part of the unpaid principal amount of this Note, the Broker-Dealer shall issue to the Lender a subordinated loan agreement, preferred or common stock of the Broker-Dealer, or if a partnership, shall credit a capital account of the Lender in the amount of such payment, or in any combination of the foregoing, as specified below:

          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------

V.    PERMISSIVE PREPAYMENTS (OPTIONAL)
      ---------------------------------

          At the option of the Broker-Dealer, but not at the option of the Lender, payment of all or any part of the Payment Obligation hereof prior to the Scheduled Maturity Date may be made by the Broker-Dealer only upon receipt of the prior written approval of the NASD, but in no event may any prepayment be made before the expiration of one year from the date this Agreement became effective. No prepayment shall be made if after giving effect thereto (and to all payments of Payment Obligations under any other subordination agreements then outstanding, the maturity of which is scheduled to fall due either within six months after the date such prepayment is to occur or on or prior to the date on which the Payment Obligation hereof is scheduled to mature, whichever date is earlier), without reference to any projected profit or loss of the Broker-Dealer, either aggregate indebtedness of the Broker-Dealer would exceed 1000 percent of its net capital or such lesser percent as may be made applicable to the Broker-Dealer from time to time by the NASD or a governmental agency or self-regulatory body having appropriate authority, or if the Broker-Dealer is operating pursuant to paragraph (f) of 17 CFR 240.15c3-1, its net capital would be less than 5 percent of aggregate debit items computed in accordance with 17 CFR 240.15c3-3a, or if registered as a futures commission merchant, 7 percent of the funds required to be segregated pursuant to the Commodity Exchange Act and the regulations thereunder, (less the market value of commodity options purchased by option customers on or subject to the rules of a contract market, provided, however, the deduction for each option customer shall be limited to the amount of customer funds in such option customer s account,) if greater, or its net capital would be less than 120 percent of the minimum dollar amount required by 17 CFR 240.15c3-1 including paragraph (f), if applicable, or such greater dollar amount as may be made applicable to the Broker-Dealer by the NASD, or a governmental agency or self-regulatory body having appropriate authority.

VI.   SUSPENDED REPAYMENTS
      --------------------

          (a) The Payment Obligation of the Broker-Dealer shall be suspended and shall not mature if, after giving effect to such payment (together with the payment of any Payment Obligation of the Broker-Dealer under any other subordination agreement scheduled to mature on or before such Payment Obligation), the aggregate indebtedness of the Broker-Dealer would exceed 1200 percent of its net capital or such lesser percent as may be made applicable to the Broker-Dealer from time to time by the NASD or a governmental agency or self-regulatory body having appropriate authority, or if the Broker-Dealer is operating pursuant to paragraph (f) of 17 CFR 240.15c3-1, its net capital would be less than 5 percent of aggregate debit items computed in accordance with 17 CFR 240.15c3-3a, or if registered as a futures commission merchant, 6 percent of the funds required to be segregated pursuant to the Commodity Exchange Act and the regulations thereunder, if greater, or its net capital would be less than 120 percent of the minimum dollar amount required by 17 CFR 240.15c3-1 including paragraph (f), if applicable or such greater dollar amount as may be made applicable, to the Broker-Dealer by the NASD, or a governmental agency or self-regulatory body having appropriate authority.

          (b)(OPTIONAL) The Broker-Dealer agrees that if its obligation to pay the principal amount hereof is suspended for a period of six months, the Broker-Dealer will thereupon commence a rapid and orderly complete liquidation of its business. The date on which the liquidation commences shall be the maturity date for each subordination agreement of the Broker-Dealer then outstanding.

VII.  LENDER'S RIGHT TO ACCELERATE THE MATURITY OF THE PAYMENT
      OBLIGATION (OPTIONAL)
      --------------------------------------------------------

          By written notice to the Broker-Dealer at its principal office and to the NASD, no sooner than six months after the effective date of this Agreement, the Lender may accelerate such Payment Obligation, together with accrued interest or compensation, to a date not earlier than six months after the giving of such notice. However, the right of the Lender to receive payment, together with accrued interest or compensation, shall remain subordinate as required by the provisions of 17 CFR 240.15c3-1 and 240.15c3-1d.

VIII. ACCELERATED MATURITY OF THE SUBORDINATION AGREEMENT UPON THE OCCURRENCE OF AN EVENT OF ACCELERATION (OPTIONAL)
      --------------------------------------------------------------------------

          By prior written notice delivered to the Broker-Dealer at its principal office and to the NASD upon the occurrence of any Event of Acceleration (as defined herein), given no sooner than six months from the effective date of this Agreement, the Lender may accelerate such Payment Obligation to the last business day of a calendar month not less than six months after the receipt of such notice by both the Broker-Dealer and the NASD. If, upon such accelerated maturity, the Payment Obligation of the Broker-Dealer is suspended pursuant to paragraph VI of this Agreement, and liquidation of the Broker-Dealer has not commenced on or prior to such accelerated maturity date, such Agreement shall mature on the day immediately following such accelerated maturity date and, in any event, the Payment Obligations of the Broker-Dealer with respect to all other subordination agreements then outstanding, shall also mature at the same time. Events of Acceleration, which may be included shall be limited to:

          (a) Failure to pay interest or any installment of principal on this Agreement as scheduled;

          (b) Failure to pay when due other money obligations of a specified material amount;

          (c) Discovery that any material, specified representation or warranty of the Broker-Dealer, which is included in this Agreement and on which this Agreement was based or continued, was inaccurate in a material respect at the same time made; or,

          (d) The following specified and clearly measurable event(s) which the Lender and Broker-Dealer agree (i) is a significant indication that the financial position of the Broker-Dealer has changed materially and adversely from agreed upon specified norms; or (ii) could materially and adversely affect the ability of the Broker-Dealer to conduct its business as conducted on the effective date of the subordination agreement; or (iii) is a significant change in the senior management or in the general business conducted by the Broker-Dealer from the date this Agreement became effective; or (iv) constitute continued failure to perform agreed-upon covenants included in this Agreement relating to the maintenance and reporting by the Broker-Dealer of its financial position or relating to the conduct of its business.

          The Events of Acceleration as discussed in paragraphs (a) through (d) with respect to this agreement are enumerated below:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

IX. ACCELERATED MATURITY OF THE SUBORDINATION AGREEMENT UPON THE OCCURRENCE OF AN EVENT OF DEFAULT (OPTIONAL)
      --------------------------------------------------------------------------

          (a) If the liquidation of the business of the Broker- Dealer has not already commenced, the Payment Obligation shall mature, together with accrued interest or compensation, upon the occurrence of an Event of Default, as hereinafter defined.

          (b) Further, if liquidation of the Business of the Broker-Dealer has not already commenced, the rapid and orderly liquidation of the business of the Broker-Dealer shall then commence upon the happening of an Event of Default, and the date of said Event of Default shall be the date on which the Payment
Obligations of the Broker-Dealer with respect to all other subordination agreements then outstanding shall mature.

          Events of Default which may be included shall be limited to:

          (i) The filing of an application by the Securities Investor Protection Corporation for a decree adjudicating that customers of the Broker-Dealer are in need of protection under the Securities Investor Protection Act of 1970 and the failure of the Broker-Dealer to obtain the dismissal of such application within 30 days;

         (ii) The aggregate indebtedness of the Broker-Dealer exceeding 1500 percent of its net capital or, in the case of a Broker-Dealer which has elected to operate under paragraph (f) of 17 CFR 240.15c3-1, its net capital computed in accordance therewith is less than 2 percent of its aggregate debit items computed in accordance with 17 CFR 240.15c3-3a, or if registered as a futures commission merchant, 4 percent of the funds required to be segregated pursuant to the Commodity Exchange Act and the regulations thereunder, if greater, throughout a period of 15 consecutive business days, commencing on the day the Broker-Dealer first determines and notifies the Lender and the NASD, or the NASD or the Commission first determines and notifies the Broker-Dealer of such fact;

        (iii) Revocation  by   the  Commission   of   the  registration  of  the
Broker-Dealer;

         (iv) Suspension by the NASD (without reinstatement within 10 days) or revocation of the Broker-Dealer's status as a member thereof; and,

          (v) Receivership, insolvency, liquidation pursuant to the Securities Investor Protection Act of 1970 or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshaling of the assets and liabilities of the Broker-Dealer.

X.    NOTICE OF MATURITY OR ACCELERATED MATURITY
      ------------------------------------------

          The Broker-Dealer shall immediately notify the NASD if, after giving effect to all payments of Payment Obligations under subordination agreements then outstanding which are then due or mature within six months without reference to any projected profit or loss of the Broker-Dealer, either the aggregate indebtedness of the Broker-Dealer would exceed 1200 percent of its net capital, or in the case of a Broker-Dealer operating pursuant to paragraph (f) of 17 CFR 240.15c3-1, its net capital would be less than 5 percent of aggregate debit items computed in accordance with 17 CFR 240.15c3-3a, or if registered as a futures commission merchant, 6 percent of the funds required to be segregated pursuant to the Commodity Exchange Act and the regulations thereunder, (less the market value of commodity options purchased by option customers on or subject to the rules of a contract market, provided, however, the deduction for each option customer shall be limited to the amount of customer funds in such option customer s account,) if greater, and in either case, if its net capital would be less than 120 percent of the minimum dollar amount required by 17 CFR 240.15c3-1 including paragraph (f), if applicable, or such greater dollar amount as may be made applicable to the Broker-Dealer by the NASD,- or a governmental agency or self-regulatory body having appropriate authority.

XI.   WARRANTIES OF THE LENDER
      ------------------------

          The Lender hereby warrants that he has duly executed the Note; that he has duly delivered the Note to the Broker-Dealer and upon such delivery the Broker-Dealer acquired good title thereto; that the Note is his valid and binding obligation enforceable by the Broker-Dealer in accordance with its terms; that he has duly and validly pledged with the Broker-Dealer the Securities described in Schedule A attached to the Note; and, that the Broker-Dealer as pledge of the Securities has the rights with respect thereto which are conferred upon it by this Agreement. Each such representation and warranty shall survive the execution and delivery of the Note and the pledge of the Securities.

          The Lender represents that the Securities may be publicly offered and sold without registration under the Securities Act of 1933 as amended and that the sale and transfer of the Securities is not restricted by the Act nor is it restricted by any other law, agreement or in any other manner.

XII. BROKER-DEALERS CARRYING THE ACCOUNTS OF SPECIALISTS AND MARKET MAKERS IN LISTED OPTIONS
      --------------------------------------------------------------------------

          A Broker-Dealer who guarantees, endorses, carries or clears specialist or market-maker transactions in options listed on a national securities exchange or facility of a national securities association shall not permit a reduction, prepayment, or repayment of the unpaid principal amount if the effect would cause the equity required in such specialist or market-maker accounts to exceed 1000 percent of the Broker-Dealer's net capital or such percent as may be made applicable to the Broker-Dealer from time to time by the NASD or a governmental agency or self-regulatory body having appropriate authority.

XIII. BROKER-DEALERS REGISTERED WITH CFTC.
      ------------------------------------

          If the Broker-Dealer is a futures commission merchant or introductory broker as that term is defined in the Commodity Exchange Act, the Organization agrees, consistent with the requirements of Section 1.17(h) of the regulations of the CFTC (17 CFR 1.17(h)) that:

          (a) Whenever prior written notice by the Broker-Dealer to the NASD is required pursuant to the provisions of this Agreement, the same prior written notice shall be given by the Broker-Dealer to (i) the CFTC at its principal office in Washington, D.C., attention Chief Accountant of Division of Trading and Markets, and/or (ii) the commodity exchange of which the Organization is a member and which is then designated by the CFTC as the Organization's designated self-regulatory organization (the "DSRO");

          (b) Whenever prior written consent, permission or approval of the NASD is required pursuant to the provisions of this Agreement, the Broker-Dealer shall also obtain the prior written consent, permission or approval of the CFTC and/or of the DSRO; and,

          (c) Whenever the Broker-Dealer receives written notice of acceleration of maturity pursuant to the provisions of this Agreement, the Broker-Dealer shall promptly give written notice thereof to the CFTC at the address above stated and/or to the DSRO.

XIV.  SUBORDINATION OF ACCRUED INTEREST PAYABLE (OPTIONAL)
      ----------------------------------------------------

          The Lender and the Borrower hereby elect to have all eligible accrued interest payable, on this loan, considered as additional subordinated capital for purposes of computing net capital, subject to the terms and conditions set forth in the instructions. The amount of accrued interest payable per month is $________________ and the aggregate total of all eligble monthly amounts will be $________________.



- ------------------------------------        ------------------------------------
(Borrower's Initials)       (Date)          (Lender's Initials)         (Date)


XV.   GENERAL
      -------

          Neither the Lender, his heirs, executors, administrators, or assigns shall be personally liable on such Note, and in the event of default, the Broker-Dealer shall look for payment of such Note solely to the Collateral pledged herein.

          This Agreement shall not be subject to cancellation by either the Lender or the Broker-Dealer, and no payment shall be made, nor the Agreement terminated, rescinded, or modified by mutual consent or otherwise if the effect thereof would be inconsistent with the requirements of 17 CFR 240.15c3-1 and 240.15c3-ld.

          This Agreement may not be transferred, sold, assigned, pledged, or otherwise encumbered or otherwise disposed of, and no lien, charge, or other encumbrance may be created or permitted to be created thereon without the prior written consent of the NASD.

          In the event of the appointment of a receiver or trustee of the Broker-Dealer or in the event of its insolvency, liquidation pursuant to the Securities Investor Protection Act of 1970 or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshaling of the assets and liabilities of the Broker-Dealer, the Payment Obligation of the Broker-Dealer shall mature, and the holder hereof shall not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of the Broker-Dealer until all claims of all other present and future creditors of the Broker-Dealers, whose claims are senior hereto, have been fully satisfied.

          The Lender irrevocably agrees that the loan evidenced hereby is not being made in reliance upon the standing of the Broker-Dealer as a member organization of the NASD or upon the NASD surveillance of the Broker-Dealer s financial position or its compliance with the By-Laws, rules and practices of the NASD. The Lender has made such investigation of the Broker-Dealer and its partners, officers, directors, and stockholders as the Lender deems necessary and appropriate under the circumstances. The Lender is not relying upon the NASD to provide any information concerning or relating to the Broker-Dealer and agrees that the NASD has no responsibility to disclose to the Lender any information concerning or relating to the Broker-Dealer which it may now, or at any future time, have.

          The term "Broker-Dealer", as used in this Agreement, shall include the broker-dealer, its heirs, executors, administrators, successors, and assigns.

          The term "Payment Obligation" shall mean the return of the Secured Demand Note contributed to the Broker-Dealer or the reduction of the unpaid principal amount thereof, and the return of cash or securities pledged as Collateral to secure this Secured Demand Note.

          The term "Collateral Value" of any securities pledged to secure this Secured Demand Note shall mean the market value of such Securities after g effect to the haircut deductions specified in subparagraph (c)(2)(vi) of 1 ~ 240.15c3-1.

          The   provisions  of  this   Agreement   shall  be  binding  upon  the
Broker-Dealer,   and  the  Lender,   and  their  respective  heirs,   executors,
administrators, successors, and assigns.

          Any controversy arising out of or relating to this Agreement may be submitted to and settled by arbitration pursuant to the By-Laws and rules of the NASD. The Broker-Dealer and the Lender shall be conclusively bound by such arbitration.

          This   instrument   embodies   the  entire   agreement   between   the
Broker-Dealer and Lender and no other evidence of such agreement has been, or will be, executed without the prior written consent of the NASD.

          This Agreement shall be deemed to have been made under, and shall be governed by, the laws of the State of __________________ in all respects.

          IN WITNESS WHEREOF the parties have set their hands and seal this 4th day of September 1995.

                                 A.R. Baron & Co. Inc.
                                 -------------------------------------------
                                 (Name of Broker-Dealer)

                                 By /s/ Andrew Bressman                     L.S.
                                   -----------------------------------------
                                   (Authorized Person)



/s/ Eric Broadley                Eric Broadley                              L.S.
                                 -------------------------------------------
                                 (Lender)


                                 FOR NASD USE ONLY


                                 ACCEPTED BY: /s/ John J. La Fond
                                             -------------------------------
                                             (Name)


                                             Assistant Director
                                             -------------------------------
                                             (Title)


                                 EFFECTIVE DATE: September 7, 1995 9:30 a.m.
                                                 ---------------------------

                                 LOAN NUMBER:    10-D-SDN-10017
                                                 ---------------------------